UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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STR Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 25, 2017

Dear Stockholder:

It is my pleasure to invite you to STR Holdings, Inc.’s 2017 annual meeting of stockholders to be held on Tuesday, December 5, 2017 at 1:00 p.m., Eastern Time at our principal executive offices, located at 10 Water Street, Enfield, Connecticut 06082. Additional details regarding admission to the meeting and the business to be conducted are described in the Notice of Annual Meeting of Stockholders and Proxy Statement following this letter.

Consistent with prior years, as part of our ongoing commitment to reduce costs and modernize the way we communicate with our stockholders, we have chosen to provide access to our Proxy Statement and Annual Report over the Internet instead of mailing paper copies to our stockholders. This method saves paper and reduces our printing and mailing costs. Additionally, we believe that this e-proxy process expedites your receipt of our proxy materials. On or about October 28, 2017, we will mail to our stockholders of record as of October 9, 2017 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our 2016 Annual Report.

As always, the board of directors feels that it is important to provide you with information about STR Holdings, Inc. in a way that is easy to understand. We encourage you to access and review all the information contained in the proxy materials before voting.

Whether or not you plan to attend the meeting, your vote is very important to us. Prior to the meeting, you may vote your shares over the Internet, via a toll-free telephone number or by mail. Instructions on how to vote were contained in the notice, e-mail or proxy card you received. They can also be found in this proxy statement beginning on page 3.

Thank you for supporting STR Holdings, Inc. We look forward to seeing you at our annual meeting.

Sincerely,

Robert S. Yorgensen

Chairman, President and Chief Executive Officer

STR HOLDINGS, INC.

10 Water Street

Enfield, Connecticut 06082

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME	1:00 p.m., Eastern Time, Tuesday, December 5, 2017
PLACE	STR Holdings, Inc. 10 Water Street Enfield, Connecticut 06082
ITEMS OF BUSINESS	(1) To elect seven members of the board of directors, whose terms are described in the proxy statement;
(2) To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
(3) To approve, on a non-binding, advisory basis, the frequency of an advisory vote on the compensation of the Company’s named executive officers;
(4) To ratify the appointment of UHY LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2017; and
(5) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
RECORD DATE	You are entitled to vote only if you were a stockholder of STR Holdings, Inc. (“STR,” the “Company” or “we”) as of the close of business on October 9, 2017 (the “Record Date”).
MEETING ADMISSION	You are entitled to attend the annual meeting only if you were a STR stockholder as of the close of business on the Record Date or hold a valid proxy for the annual meeting. If you are not a stockholder of record, but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement issued prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.
The annual meeting will begin promptly at 1:00 p.m., Eastern Time. Check-in will begin at 12:30 p.m. at STR Holdings, Inc. 10 Water Street, Enfield, Connecticut 06082, and you should allow ample time for the check-in process.
PROXY VOTING	It is important that your shares be represented and voted at the meeting. You may vote your shares by completing and returning the proxy card sent to you. You may also vote your shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You may revoke a proxy at any time prior to its exercise at the meeting by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the annual meeting.

By Order of the Board of Directors
Robert S. Yorgensen Chairman, President and Chief Executive Officer

The Company’s proxy materials for the 2017 annual meeting of stockholders and its Annual Report on Form 10-K for the year ended December 31, 2016 are available on the Investor Relations section of our website at www.strsolar.com.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES	29
Audit Committee’s Pre-Approval Policies and Procedures	30
Audit Committee Report	30
INCORPORATION BY REFERENCE	31
OTHER MATTERS	31

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STR HOLDINGS, INC.

10 Water Street

Enfield, CT 06082

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

General Information

Why am I receiving these materials? This proxy statement is being furnished to the stockholders of STR Holdings, Inc., a Delaware corporation (“STR” or the “Company” or “we”), as part of the solicitation of proxies by its Board of Directors (the “Board”) from holders of its outstanding shares of common stock, par value $.01 per share, for use at the annual meeting of stockholders, which will take place on Tuesday, December 5, 2017. As a stockholder, you are invited to attend the annual meeting and you are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you in accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

What is included in the proxy materials? The proxy materials include our proxy statement for the annual meeting of stockholders and our 2016 Annual Report. Included in the 2016 Annual Report is our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 9, 2017, as amended by Form 10-K/A on April 28, 2017 (the “2016 Form 10-K”).

What information is contained in this proxy statement? The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and named executive officers, corporate governance and information about our Board, and certain other required information.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials? Consistent with last year, due to our commitment to reducing our costs and to save paper, we are utilizing the SEC “e-proxy” rule that allows companies to deliver their proxy materials over the Internet. On or about October 28, 2017, we will mail to our stockholders of record as of October 9, 2017 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Internet Availability of Proxy Materials (a “Notice of Internet Availability”) informing them that our proxy materials are available online and containing instructions on how to access our proxy materials, including our proxy statement and our 2016 Annual Report.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials? We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside the United States, with paper copies of the proxy materials instead of a Notice of Internet Availability. If you receive a paper copy of these materials by mail, the proxy materials also will include a proxy card or a voting instruction card for the annual meeting.

In addition, we are providing notice of the availability of proxy materials by e-mail to those stockholders who have previously elected the delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How do I access the proxy materials over the Internet? Your Notice of Internet Availability, proxy card or voting instruction card will contain instructions on how to:

•	View our proxy materials for the annual meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are available on the Investor Relations section of our website at www.strsolar.com. Your Notice of Internet Availability, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

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How may I obtain a paper copy of the proxy materials? Stockholders receiving a Notice of Internet Availability will find instructions about how to obtain a paper copy of the proxy materials. Stockholders receiving a notice of the availability of the proxy materials by e-mail will find instructions in the e-mail regarding how to obtain a paper copy of the proxy materials. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials? We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single set of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will promptly deliver a separate set of proxy materials to any stockholder at a shared address to which we delivered a single set of any of these documents. To receive a separate set of these proxy materials, stockholders may write, e-mail or call us at the following address:

Investor Relations

STR Holdings, Inc.

10 Water Street

Enfield, CT 06082

E-mail: investorinfo@strsolar.com

(860) 265-1420

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials? You may receive more than one notice, more than one e-mail or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails).

What items of business will be voted on at the annual meeting? The items of business scheduled to be voted on at the annual meeting are:

•	The election as directors: John A. Janitz, HuiYing (Julia) Ju, Andrew M. Leitch, Xin (Cindy) Lin, Robert S. Yorgensen, Ping (Daniel) Yu and Lenian (Charles) Zha (Proposal 1);

•	A non-binding, advisory vote to approve the compensation of the Company’s named executive officers (Proposal 2);

•	A non-binding, advisory vote to approve the frequency of an advisory vote on the compensation of the Company’s named executive officers (Proposal 3);

•	The ratification of the appointment of UHY LLP as STR’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 4); and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

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The Board does not know of any matters other than those described in the Notice of Annual Meeting of Stockholders that are to come before the annual meeting.

How does the Board of Directors recommend that I vote? Our Board recommends that you vote your shares (1) “FOR” each of the nominees to the Board; (2) “FOR” the approval, on a non-binding, advisory basis of the compensation of the Company’s named executive officers; (3) “FOR” the holding of a non-binding, advisory vote on the compensation of the Company’s named executive officers every THREE years; and (4) “FOR” the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Who may vote at the annual meeting? Each share of STR common stock has one vote on each matter. Only stockholders of record as of the close of business on October 9, 2017, the record date for the 2017 annual meeting of stockholders, are entitled to receive notice of, to attend, and to vote at the annual meeting. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. On the record date, we had 19,533,813 shares of common stock issued and 19,086,556 shares outstanding, held by 25 holders of record.

What is the difference between holding shares as a stockholder of record and as a beneficial owner? Most STR stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), you are considered, with respect to those shares, the stockholder of record, and the proxy materials were sent directly to you by STR. As the stockholder of record, you have the right to grant your voting proxy directly to STR or to vote in person at the annual meeting. You may also vote by mail, on the Internet or by telephone. Please follow the voting instructions on the Notice.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name and the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee on how to vote your shares, and you are also invited to attend the annual meeting. Your broker, bank trustee or nominee then casts the vote with the Company after receiving instructions from you, the beneficial owner.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you first obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.

How may I attend the annual meeting? You are entitled to attend the annual meeting only if you were an STR stockholder as of the record date or you hold a valid proxy for the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement demonstrating ownership as of October 9, 2017, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the annual meeting by indicating your plans when prompted if you vote by the Internet or telephone, or marking the appropriate box on the enclosed proxy card.

The meeting will begin promptly at 1:00 p.m., Eastern Time. Check-in will begin at 12:30 p.m. and you should allow ample time for the check-in procedures.

How may I vote my shares in person at the annual meeting? Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you first obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

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How may I vote my shares without attending the annual meeting? Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting.

If you are a stockholder of record, you may vote by proxy by using one of the following methods:

•	By Internet: Stockholders who have received a Notice of Internet Availability by mail or e-mail may submit proxies over the Internet at www.proxyvote.com and by following the instructions on the notice or e-mail. Stockholders who have received a paper copy of the proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•	By Telephone: Stockholders of record who live in the United States or Canada may submit their proxies by telephone by calling (1-800-690-6903) and following the instructions. Stockholders of record who have received a Notice of Internet Availability by mail or e-mail must have the control number that appears on their notice or e-mail available when voting.

•	By Mail: Complete, sign, date and mail your proxy card in the enclosed postage-prepaid envelope. Your proxy card must be received by Broadridge, STR’s mailing agent and tabulator, prior to the commencement of the annual meeting at 1:00 p.m. Eastern Time, on December 5, 2017, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by the Internet or by telephone, please do not return your proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet, by telephone or by mail by following the voting instructions provided to you by your broker, bank, trustee or nominee.

What is the deadline for voting my shares? If you hold shares as the stockholder of record, or through the STR Holdings, Inc. 2010 Employee Stock Purchase Plan (the “ESPP”), your vote by proxy must be received before the polls close at the annual meeting. If you are the beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

May I change my vote? You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to STR’s Corporate Secretary at STR Holdings, Inc., 10 Water Street, Enfield, CT 06082, prior to your shares being voted, or (3) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously-granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

How many shares must be present or represented to conduct business at the annual meeting? The quorum requirement for holding the annual meeting and transacting business is that the holders of record of a majority of the voting power of the issued and outstanding shares of common stock of STR entitled to vote at the meeting must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

How may I vote on each of the proposals? In the election of directors, you may vote ”FOR” all or some of the nominees or your vote may be ”WITHHOLD” with respect to one or more of the nominees. For Proposal 2 and Proposal 4, you may vote ”FOR,” ”AGAINST” or ”ABSTAIN.” With respect to Proposal 3, you may vote ”1 YEAR,” ”2 YEARS,” ”3 YEARS” or ”ABSTAIN”.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board.

What is a broker non-vote? A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. To the extent that they have not received voting instructions, brokers report such number of shares as “non-votes.”

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How are shares held by a broker or nominee voted? Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. Under rules that are applicable to brokers, one of the proposals before the annual meeting is deemed a “routine” matter, namely the ratification of the selection of an independent registered public accounting firm (Proposal No. 2), which means that if your shares are held in street name your bank, broker or other nominee can vote your shares on the proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1) is not considered a “routine” matter. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to this matter, your bank, broker or nominee may not vote on this proposal and a broker “non-vote” will occur. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted in all matters.

What is the voting requirement to approve each of the proposals?

•	With respect to Proposal No. 1, the election of directors, under our Bylaws, we have adopted a “majority voting” standard for the election of directors. Under this standard, each of the seven nominees for election as a director shall be elected to the Board if the votes cast for each nominee’s election exceed the votes cast (which includes votes cast as “WITHHOLD”) against each nominee’s election; provided, however, that directors shall be elected by a plurality of the votes to be cast at any meeting of stockholders for which the election of the directors is “contested” by one or more stockholders, as specified in our Bylaws. Our Corporate Governance Guidelines describe the policies and procedures that the Board will follow if one or more nominee fails to receive the required vote in an uncontested director election. See “Corporate Governance—Director Elections.” Proxies’ marked “WITHHOLD” will be included in the tally of “votes cast” with respect to that nominee for purposes of our majority voting Bylaw. Accordingly, a vote to withhold authority for the election of any director nominee will have the same effect as a negative vote with respect to the nominee(s). Broker non-votes are not counted in the determination of votes cast, and, thus, do not have a direct effect on the outcome of voting for directors.

•	With respect to Proposal No. 2, to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter will be required to adopt the proposal. Abstentions will, therefore, have the same effect as negative votes. Broker non-votes will have no effect for the purpose of determining whether the proposal has been approved.

•	With respect to Proposal No. 3, to approve, on a non-binding, advisory basis, the frequency of the advisory vote on the compensation of the Company’s named executive officers, the frequency receiving the greatest number of votes (one, two or three years) will be considered the frequency approved by stockholders. Abstentions and broker non-votes will have no effect on the vote.

•	With respect to Proposal No. 4, to ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2017, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter will be required to ratify the proposal. Abstentions will, therefore, have the same effect as negative votes.

Is cumulative voting permitted for the election of directors? No. You may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the annual meeting? Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Robert S. Yorgensen and Thomas D. Vitro, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Who will serve as inspector of elections? The inspector of elections will be a representative from an independent firm, Broadridge.

Who will bear the cost of soliciting votes for the annual meeting? STR will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. We have engaged Broadridge to assist us in the distribution of proxy materials described above for a service fee and the reimbursement of customary out-of-pocket disbursements.

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Where can I find the voting results of the annual meeting? We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K filed not later than four (4) business days following the date of the annual meeting. We also plan to disclose the preliminary vote results and the final vote results on the Investor Relations section of our website not later than four (4) business days after the annual meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? If a stockholder intends to present any proposal for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 promulgated under the Exchange Act for consideration at the Company’s 2018 annual meeting of stockholders, the proposal must be received by the Corporate Secretary by June 26, 2018 or if the date of the 2018 annual meeting has been changed by more than 30 days from the date of the 2017 annual meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company’s Bylaws contain an advance notice of stockholder business and nominations requirement (Article II, Sections 9 and 10 of the Bylaws), which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Company’s board of directors or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Corporate Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice, in order to be timely, must be delivered in writing to the Corporate Secretary of the Company, at its principal executive office, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the immediately preceding year’s annual meeting. As specified in the Bylaws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days prior to or delayed 60 days after the first anniversary of the preceding year’s meeting. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Bylaws, the Company may disregard such nomination or proposal.

Accordingly, if a stockholder of the Company intends, at the Company’s 2018 annual meeting of stockholders, to nominate a person for election to the Company’s board of directors or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Corporate Secretary not later than the close of business on September 6, 2018, and not earlier than the close of business on August 7, 2018, and comply with the requirements of the Bylaws.

Notices should be addressed in writing to:

STR Holdings, Inc.

Attn: Corporate Secretary

10 Water Street

Enfield, Connecticut 06082

In the event that we hold our 2018 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2017 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, or

•	the 10th day following the day on which public disclosure of the meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Available Information

STR stockholders are invited to visit the “Corporate Governance” portion of our corporate website located at www.strsolar.com on the “Investor Relations” page under the link “Corporate Governance”. At this page, we have provided copies of the following documents:

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•	Charter of the Audit Committee

•	Charter of the Compensation Committee

•	Charter of the Nominating and Corporate Governance Committee

•	Charter of the Special Committee of Continuing Directors

•	Certificate of Incorporation

•	Bylaws

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Code of Ethics for the CEO, CFO and Other Senior Officers

•	Regulation FD Policy

•	Related Person Transaction Policy

•	Complaint Procedures for Accounting and Auditing Matters

Information contained on any of the Company’s websites is not deemed to be a part of this proxy statement.

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the SEC, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other required reports and information. Additional copies of the 2016 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, will be mailed to any stockholder upon written request without charge. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Stockholders may request this information by phone at (860) 265-1420, by e-mail to investorinfo@strholdings.com, or by mail to Corporate Secretary, Investor Relations, STR Holdings, Inc., 10 Water Street, Enfield, CT 06082.

CORPORATE GOVERNANCE

Overview

STR is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers and employees, known as the STR Code of Business Conduct and Ethics. We have also adopted Corporate Governance Guidelines, which in conjunction with our certificate of incorporation, Bylaws and board committee charters, form the framework for STR’s corporate governance. The STR Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available at www.strsolar.com on the “Investor Relations” page under the link “Corporate Governance.” Any amendments to the STR Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website.

As of April 3, 2017, we began trading on the OTCQB market. Prior to that time, we traded on the OTCQX market. Solely for purposes of complying with the rules and regulations of the SEC, we have made a determination with respect to certain corporate governance matters related to our directors under New York Stock Exchange (“NYSE”) standards. We are not subject to any rule or regulation of the NYSE.

Board Leadership Structure

The Company’s corporate governance documents provide our Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including specific needs of the business and what is in the best interest of the Company’s stockholders.

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Each of the standing committees of the Board is chaired by an independent director and comprised entirely of independent directors under NYSE rules. The Audit Committee is comprised of three directors, all of whom are independent in accordance with the NYSE and SEC rules applicable to Audit Committee members. The Board believes this structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

Board Structure and Committee Composition

Composition. Our business and affairs are managed under the direction of our Board. Our Bylaws provide that our Board will consist of between three and fifteen directors. Our Board currently is fully staffed with seven directors.

On August 11, 2014, the Company entered into a Stock Purchase Agreement (the “ Stock Purchase Agreement”) with Zhen Fa New Energy (U.S.) Co., Ltd., a Nevada corporation (“Zhenfa U.S.”), an affiliate of Zhenfa Energy Group Co., Ltd., a Chinese limited liability company (“Zhenfa”), pursuant to which Zhenfa U.S. acquired approximately 51% of our then outstanding shares of common stock (the “Transaction”) on December 15, 2014 (the “Closing Date”).

Subject in each case to all fiduciary duties of the Board, pursuant to the terms of the Stock Purchase Agreement, until immediately prior to the 2017 annual meeting of stockholders (the “2017 Annual Meeting”), the Company and Zhenfa U.S. agreed that the Board will be comprised of: (i) up to four directors designated by Zhenfa U.S. and reasonably acceptable to the Board (the “Zhenfa Directors”), at least two of whom will be independent, (ii) one director who is also the President or Chief Executive Officer of the Company, and (iii) two directors who are independent directors of the Company as of the date of the Stock Purchase Agreement (including any successors to any such directors who take office after the Closing Date who are nominated, or proposed to the Nominating and Corporate Governance Committee for nomination, by the Special Committee of Continuing Directors) ("Continuing Directors”).

The Company and Zhenfa U.S. have further agreed that, from the Closing Date until the 2017 Annual Meeting, all vacancies on the Board created by the cessation of service of a Continuing Director or a Zhenfa Director, as the case may be, shall be filled by a nominee proposed to the Nominating and Corporate Governance Committee, the Special Committee of Continuing Directors or by the remaining Zhenfa Directors or Zhenfa U.S., as the case may be. Any director so nominated and approved shall be considered a Continuing Director or Zhenfa Director, as applicable. Until the 2017 Annual Meeting, the Nominating and Corporate Governance Committee will nominate all Continuing Directors and Zhenfa Directors then serving as director for election as directors at any stockholder meeting called for the election of directors. If, prior to the 2017 Annual Meeting, there is no Continuing Director then serving on the Board, Zhenfa U.S. and the President or Chief Executive of the Company will cooperate to identify and elect two new independent directors, who shall be considered Continuing Directors. Additionally, Zhenfa U.S. has agreed to take all action necessary to vote any shares of common stock then held by it in favor of any nominee for director made pursuant to the terms of the Stock Purchase Agreement.

Following the 2017 Annual Meeting, the agreements between the Company and Zhenfa pursuant to the terms of the Stock Purchase Agreement with respect to vacancies or the nomination, election or appointment of directors will terminate without any further action on the part of either party.

Each of our executive officers has been appointed by our Board and will serve until his or her successor is duly appointed and qualified.

Independence. As described above, we have made a determination of independence of our directors under NYSE standards, solely for purposes of complying with the rules and regulations of the SEC. We are not subject to the independence requirements, or any other rule or regulation of the NYSE. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Company.

The Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships with the Company, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships” of this proxy statement, and on discussions with the Board.

Our Board affirmatively determined that each of John A. Janitz, Andrew M. Leitch, Ping (Daniel) Yu and Lenian (Charles) Zha are independent directors, under the applicable rules of the NYSE. In addition, each of the current and former members of our Audit Committee listed below is also an independent director as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.

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Robert S. Yorgensen is not considered independent because he is an executive officer of the Company. HuiYing (Julia) Ju and Xin (Cindy) Lin are not considered independent because they are each affiliates of Zhenfa, the Company’s largest stockholder.

Lead Director. Mr. Janitz has served as our Lead Director since January 13, 2015. The Lead Director performs the following roles and functions:

•	serving as a member of the Nominating and Corporate Governance Committee;

•	serving as Chair of the Board’s executive sessions of independent directors;

•	overseeing the Board’s annual self-evaluation;

•	consulting with each committee with respect to its annual evaluations;

•	providing counsel to the Chairman, President and CEO, including provision of appropriate feedback regarding effectiveness of Board meetings, and otherwise as needed or requested; and

•	such other responsibilities as the Board delegates from time to time.

Director Qualification Standards. Subject to the terms and conditions regarding the nomination of directors set forth in the Stock Purchase Agreement, the Board is responsible for selecting its own members and in recommending them for election by the stockholders. Stockholders may also nominate directors in accordance with the Company’s Bylaws. The Board delegates the screening process involved in selecting and recommending directors to the Nominating and Corporate Governance Committee, which considers candidates in light of the Company’s obligations under the Purchase Agreement and qualification standards and Board diversity objectives discussed below. The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from the committee, directors or members of management. Stockholders may submit recommendations by providing the person’s name, appropriate background and biographical information in writing to the Company’s Corporate Secretary at 10 Water Street, Enfield, Connecticut 06082.

The Board delegates the screening process involved to the Nominating and Corporate Governance Committee or, until immediately prior to the 2017 Annual Meeting, the Special Committee of Continuing Directors, as the case may be, which considers candidates to fill newly created directorships or vacancies on the Board, and then consults with the Chairman, President and CEO, after which it provides recommendations to the full Board. These recommendations are reviewed and approved by the full Board before an invitation is extended to the candidate.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate criterion that directors are required to fulfill, including the specific experience, qualifications, attributes and skills in light of the Company’s business and structure. Subject to the terms and conditions regarding the nomination of directors set forth in the Stock Purchase Agreement, the Board seeks directors with diverse business and relevant professional backgrounds, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially, and such other skills and experience that will enhance the Board’s ability to serve the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the Board.

As noted above, following the 2017 Annual Meeting, the agreements between the Company and Zhenfa pursuant to the terms of the Stock Purchase Agreement with respect to the nomination of directors will terminate without any further action on the part of either party.

Board Diversity. Subject to the Company’s current obligations under the Stock Purchase Agreement, the Board seeks a diverse group of candidates who possess the background, skills, expertise and time to make a significant contribution to the Board, the Company and its stockholders. The Nominating and Corporate Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees including size and qualifications for membership. The Nominating and Corporate Governance Committee evaluates prospective nominees against Stock Purchase Agreement, the standards and qualifications set forth in the Company’s Corporate Governance Guidelines, as well as other relevant factors as it deems appropriate, including: the need for the Board, as a whole, to be diverse and consist of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating and Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the Board.

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Director Elections. Subject to the terms and conditions of the Stock Purchase Agreement, in accordance with the Company’s Bylaws, if none of our stockholders provides the Company notice of an intention to nominate one or more candidates to compete with the Board’s nominees in an election for directors, or if our stockholders have withdrawn all such nominations not later than the day before the Company mails its notice of meeting to our stockholders, a director election is not “contested” and a majority voting standard applies, whereby a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. For purposes of this policy, the term “votes cast” includes votes to withhold authority and excludes abstentions with respect to that director’s election. The policies of the Company, as set forth in its Corporate Governance Guidelines, with respect to a failure to receive the required vote in an uncontested election are as follows:

•	The Board shall nominate for election, or re-election, as director only candidates who agree to tender, promptly following the meeting at which they are elected, or re-elected, as director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) Board acceptance of such resignation.

•	In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors described above.

•	If an incumbent director fails to receive the required vote for re-election, the Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any direction regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including the director’s qualifications, the director’s past and expected future considerations to the Company, the overall composition of the Board and whether accepting the tender resignation would cause the Company to fail to meet any applicable rule or regulation (including securities exchange listing requirements and federal securities laws). The Board will act on the tender resignation, and publicly disclose its decision and rationale, within 90 days following certification of the stockholder vote, in a press release and through the filing of a Form 8-K with the SEC.

•	If no directors receive the requisite vote in an uncontested election, the incumbent Board will nominate a new slate of director candidates and hold a special meeting for the purpose of electing those nominees within 180 days after the certification of the stockholder vote, unless the incumbent directors determine that holding such election is not in the best interests of the Company and its stockholders. If such a special meeting is held in accordance with the preceding sentence, the incumbent directors shall resign with their resignations to be effective at the time that new directors are elected and qualified.

The foregoing policies are subject to change if the directors believe changes to the policy are in the best interests of the Company and its stockholders.

As noted above, following the 2017 Annual Meeting, the agreements between the Company and Zhenfa pursuant to the terms of the Stock Purchase Agreement with respect to the election or appointment of directors will terminate without any further action on the part of either party.

Communications with Directors. Interested persons may communicate directly with any director, the independent directors as a group or the Board as a whole by sending such communication by fax, telephone or regular mail to the Company, attention Corporate Secretary, who will forward the communication to the intended recipient. Communications may also be sent via electronic mail to the following e-mail address: STR.Board@strholdings.com, which is accessible via a link at the Company’s corporate website. Such communications may also be forwarded to them by mail in a sealed envelope addressed to an individual director, the non-management directors or the Board c/o the Company’s Corporate Secretary. The Corporate Secretary will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-employee directors, to the Chair of the Nominating and Corporate Governance Committee, who will report thereon to the non-employee directors.

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Selection of Chairman and CEO. The Board will determine whether the positions of Chairman and CEO should be held by the same person based on what it reasonably determines to be in the Company’s best interests at a given point in time. Therefore, the Board does not have a policy on whether or not the role of the Chairman and CEO should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Effective December 15, 2014, our President and CEO, Robert S. Yorgensen, was appointed Chairman.

Committees of the Board. Our Board has the authority to appoint committees to perform certain management and administration functions. Our Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Special Committee of Continuing Directors. Each Board committee operates pursuant to a written charter. Copies of the committee charters are available on the Investor Relations section of STR’s website at www.strsolar.com on the “Corporate Governance” page, under the respective committee charter links.

The following table shows the membership of these committees as of the date of this Proxy Statement:

Name	Audit	Compensation	Nominating and Corporate Governance	Special Committee of Continuing Directors (1)
Robert S. Yorgensen
John Janitz	X	X, Chair	X, Chair	X
HuiYing (Julia) Ju
Andrew M. Leitch	X, Chair	X	X	X
Xin (Cindy) Lin
Ping (Daniel) Yu	X
Lenian (Charles) Zha			X

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(1)	There is no chair of the Special Committee of Continuing Directors.

Audit Committee. Our Audit Committee currently consists of Messrs. Leitch, Janitz and Yu, with Mr. Leitch serving as Chair of the Audit Committee. Our former directors, Eugene Cha, Andrew Africk, Dr. Gokalp Bayramoglu and Haiyang Yuan each served as a member of the Audit Committee until their resignation from the Board effective March 14, 2016, June 27, 2016, January 9, 2017 and March 4, 2017, respectively. Mr. Janitz was appointed to fill one of the vacancies on the Audit Committee on July 12, 2016 and served until September 27, 2016. Mr. Yuan and Dr. Bayramoglu were appointed to replace Mr. Janitz and to fill a vacancy on the Audit Committee on September 27, 2016. Mr. Janitz was reappointed to fill a vacancy on the Audit Committee on March 16, 2017. Mr. Yu was appointed to the Audit Committee on May 22, 2017. The Audit Committee has responsibility for, among other things:

•	overseeing management’s design and maintenance of the Company’s internal control over financial reporting and disclosure controls and procedures;

•	overseeing management’s establishment and maintenance of processes to assure our compliance with applicable laws, regulations and corporate policy;

•	engaging independent counsel and other advisers as the Audit Committee deems necessary;

•	reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings;

•	reviewing and assessing the adequacy of a formal written charter on an annual basis;

•	preparing the Audit Committee report required by SEC rules to be included in our annual report;

•	reviewing and approving all related person transactions, other than transactions with Zhenfa, for potential conflict of interest situations on an ongoing basis;

•	appointing, evaluating, compensating, overseeing the work of, and if appropriate, terminating the appointment of the independent auditor, and approving, in advance, any non-audit services proposed to be performed by the independent accountants and the effects of such services; and

•	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

•	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

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Our Board affirmatively determined that Messrs. Leitch, Janitz and Yu meet the definition of “independent directors” for purposes of serving on an Audit Committee under applicable SEC and NYSE rules. In addition, our Board has determined that each member of our Audit Committee is financially literate and Mr. Leitch qualifies as our “Audit Committee financial expert”. Mr. Leitch currently serves on the Audit Committee of three public companies (including us).

Compensation Committee. Our Compensation Committee currently consists of Messrs. Janitz and Leitch, with Mr. Janitz serving as the Chair of the Compensation Committee. Mr. Africk and Dr. Bayramoglu each served as a member of the Compensation Committee until their resignation from the Board effective June 27, 2016 and January 9, 2017, respectively. Mr. Leitch was appointed to fill the vacancy on the Compensation Committee on July 12, 2016. Dr. Bayramoglu was appointed to the Compensation Committee on September 27, 2016. The Compensation Committee has responsibility for, among other things:

•	establishing and reviewing the objectives of the Company’s management compensation programs and its basic compensation policies;

•	reviewing and approving the engagement of compensation consultants to provide advice on executive or director compensation and review the nature of other services provided;

•	recommending to our Board for consideration the compensation and benefits of our executive officers and key employees;

•	administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board concerning these matters;

•	recommending to our Board with respect to the frequency of say-on-pay;

•	reviewing risks relating to the Company’s compensation policies and practices;

•	preparing recommendations and periodic reports to the Board as appropriate; and

•	handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Messrs. Janitz, Leitch and Zha, with Mr. Janitz serving as the Chair of the Nominating and Corporate Governance Committee. Mr. Africk, Dr. Bayramoglu and Mr. Yuan each served as a member of the Compensation Committee until their resignation from the Board effective June 27, 2016, January 9, 2017 and March 4, 2017, respectively. Mr. Leitch was appointed to fill the vacancy on the Nominating and Corporate Governance Committee on July 12, 2016 and served until September 27, 2016. Mr. Yuan and Dr. Bayramoglu were appointed to replace Mr. Leitch and to fill a vacancy on the Audit Committee on September 27, 2016. The Nominating and Corporate Governance Committee has responsibility for, among other things:

•	recommending persons to be selected by our Board as nominees for election as directors and to fill any vacancies on the Board;

•	reviewing annually Board composition, including independence, judgment, business specialization, technical skills, diversity and other desired qualities;

•	considering and recommending to our Board qualifications for the position of director and policies concerning the composition of the Board;

•	monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance;

•	considering and recommending to our Board other actions relating to corporate governance; and

•	handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our Board from time to time.

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Special Committee of Continuing Directors. Our Special Committee of Continuing Directors currently consists of Messrs. Janitz and Leitch. Pursuant to the terms of the Purchase Agreement, the Company has the obligation to maintain the Special Committee of Continuing Directors until the 2017 Annual Meeting. Following the 2017 Annual Meeting, the Company no longer has this obligation and continuation of the Special Committee of the Continuing Directors is at the discretion of the Board. The Special Committee of Continuing Directors has responsibility for, among other things:

•	enforcing all matters under the Purchase Agreement, and the related transaction agreements, and to take all other actions required or permitted under the terms of the Purchase Agreement and the related transaction agreements with respect to the interests and rights of the Company;

•	reviewing and evaluating compliance by Zhenfa U.S. and any other person that is an affiliate or related party of Zhenfa or Zhenfa U.S. other than a person that would be deemed an affiliate or related party of Zhenfa U.S. or Zhenfa solely as a result of Zhenfa U.S. or Zhenfa’s direct or indirect control of the Company or any of its subsidiaries (collectively, the “Zhenfa Related Parties”) with the terms and conditions to the Purchase Agreement and the related transaction agreements;

•	subject to certain conditions, review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), the enforcement or waiver of any of the terms and conditions of the Purchase Agreement or any related transaction agreements;

•	review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), any proposed waivers to the standstill provision applicable to the Zhenfa Related Parties, as set forth in the Purchase Agreement;

•	until the 2017 Annual Meeting, to review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), any other proposed transaction(s), arrangement(s) or contract(s), and any amendment, modification or waiver, between the Company or any of its subsidiaries and any Zhenfa Related Party, including the Purchase Agreement and the related transaction agreements; and

•	to authorize, by and on behalf of the Company, the taking of any action or the execution and delivery of any documents in connection with any of the foregoing.

Director Attendance. In 2016, the full Board met thirteen times; the Audit Committee met seven times, the Compensation Committee met four times, and the Nominating and Corporate Governance committee met five times. Directors are strongly encouraged, but not required, to attend the annual meeting of stockholders. At our 2016 annual meeting of stockholders, all directors serving at the time were present, in person or by telephone. All of the directors attended at least 75% of the total of all the meetings of the Board and Board committees on which he or she served during fiscal year 2016.

Board’s Role in Risk Oversight

Our Board has discussions with the Company’s management to understand opportunities and threats to the Company’s objectives and long-term vitality. Such discussions entail a detailed review of the current business environment, financial results and the overall competitive landscape. The Board also discusses with management, the Company’s policies and procedures regarding risk assessment, risk appetite and overall risk management. The Board also discusses the processes management has established to monitor, manage and communicate such exposures.

Risk management is an integral part of Board and committee deliberations throughout the year. As a part of its oversight function, the Board monitors how management manages the Company including its enterprise risk management program. When making any decisions and approving strategies, the Board considers, among other things, the risks and vulnerabilities the Company faces, including operational and regulatory risks, their relative magnitude and management’s plan for mitigating these risks. The Audit Committee considers risk issues associated with the Company’s overall financial reporting, disclosure process and legal compliance. In addition to its regularly-scheduled meetings, the Audit Committee meets with the Vice President, Chief Financial Officer and Chief Accounting Officer and the independent registered public accounting firm in executive sessions at least quarterly. The Nominating and Corporate Governance Committee discusses legal compliance risks and issues at its regularly-scheduled meetings and may meet with outside counsel and officers of the Company from time to time, including during such meetings. The Compensation Committee oversees our compensation programs to mitigate individuals taking unreasonable risks that could result in having a materially adverse effect on the Company and its stockholders. The Board reviews the primary operational and regulatory risks facing the Company, their relative magnitude and management’s plan for mitigating these risks. In addition, the Board discusses risks related to the Company’s business strategy at periodic strategic planning meetings and at other meetings, as appropriate.

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We determined our current Board leadership structure is appropriate and helps ensure proper risk oversight for the Company. Currently, our Chairman and CEO positions are combined. Robert S. Yorgensen, our current President and CEO serves as our Chairman. His prior experience with the Company’s operations and continued service on the Board makes him best positioned to lead productive board meetings and determine the time allocated to each agenda item during discussions of the Company’s short- and long-term objectives.

DIRECTOR COMPENSATION

It is STR’s policy to set the compensation of directors for their service on the Board and its committees (which may include equity awards under the Company’s 2009 Equity Incentive Plan) in a manner that is designed to attract, retain and motivate highly-qualified candidates for director, and to be broadly comparable with those companies which STR considers to be its peers in the industries in which it operates. Directors who are also employees of STR or affiliates of Zhenfa do not receive any compensation for their service as directors of STR. Director Compensation, including compensation for committee service, is reviewed annually by the Compensation Committee, which makes such recommendations to the Board with respect thereto as it deems appropriate.

Retainer and Meeting Fees

In 2016, compensation for all independent directors of the Company was as follows:

•	a base annual retainer of $31,500 in shares of the Company’s common stock, issued quarterly, in arrears, which shares vest immediately upon issuance and will be pro-rated for any partial quarter (beginning in fiscal 2017, this base annual retainer was modified so as to be payable 50% in shares of common stock and 50% payable in cash);

•	shares of the Company’s common stock having a fair market value of $27,000; to be issued annually following the Company’s annual meeting of stockholders and to vest upon the earlier of the first anniversary of the date of issuance or the day before the date of the next annual meeting of stockholders, assuming continued service by such director, pro-rated for any partial quarter;

•	an annual payment of $25,000 in cash to the Chair of the Audit Committee of the Board; $12,500 in cash to the Chair of each of the Compensation Committee of the Board and Nominating and Corporate Governance Committee of the Board; and $10,000 to each member of the Special Committee of Continuing Directors, each payable quarterly in arrears and pro-rated for any partial quarter; and

•	a fee of $1,200 in cash for each formal meeting of the Board and any committee thereof attended (up to eight Board meetings and eight meetings of each committee per year).

The Company also reimburses all directors for reasonable expenses incurred to attend meetings of our Board or committees.

Stock Ownership Guidelines for Directors

The Company previously instituted stock ownership guidelines for its non-employee directors, which set a target in the amount of six times his or her annual retainer, to be met within five years from the date the guideline was adopted in 2010. This requirement was eliminated in September 2016.

Pledging and Hedging Shares Policy

The Company prohibits directors from entering into hedging transactions related to the Company’s common stock. In addition, directors may not pledge the Company’s securities in connection with a loan unless an exception is granted to a person who clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Company has not previously granted an exception to this prohibition to any of its directors nor does it expect to in the future.

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Director Compensation Table

The following table sets forth all director compensation information for the year ended December 31, 2016.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total Compensation ($)
Andrew D. Africk (3)	7,200	18,124	25,324
Dr. Gokalp D. Bayramoglu (4)	4,800	41,808	46,608
Eugene C. Cha (5)	1,200	7,875	9,075
John A. Janitz	59,000	61,220	120,220
HuiYing (Julia) Ju	—	—	—
Andrew M. Leitch	60,200	61,220	121,420
Xin (Cindy) Lin	—	—	—
Robert Yorgensen	—	—	—
Haiyang (Ocean) Yuan (6)	7,200	42,750	49,950

(1)	Represents the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718 as of the grant date. The grant date fair value for the stock awards granted to each of the non-employee directors (other than directors affiliated with Zhenfa) in 2016 is set forth in footnote 2 below. The assumptions used to calculate the amount recognized for these restricted stock awards set forth in Note 18 to the Company’s audited financial statements. For purposes of the table above, the effects of estimated forfeitures are excluded.

(2)	The number of shares issued and their grant date fair values were as follows: Mr. Africk, 26,250 shares, 11,824 shares and 25,962 shares at $0.30, $0.23 and $0.29 per share on the date of issuance, respectively; Dr. Bayramoglu, 31,515 shares, 142,105 shares and 52,500 shares at $0.22, $0.19 and $0.15 per share on the date of issuance, respectively; Mr. Cha, 21,346 shares at $0.30 per share on the date of issuance; Mr. Janitz, 26,250 shares, 11,824 shares, 27,155 shares, 35,795 shares, 142,105 shares and 52,500 shares at $0.30, $0.23, $0.29, $0.22, $0.19 and $0.15 per share on the date of issuance, respectively; Mr. Leitch, 26,250 shares, 11,824 shares, 27,155 shares, 35,795 shares 142,105 shares and 52,500 shares at $0.30, $0.23, $0.29, $0.22, $0.19 and $0.15 per share on the date of issuance, respectively; Mr. Yuan, 16,730 shares, 142,105 shares and 52,500 shares at $0.22, $0.19 and $0.15 per share on the date of issuance, respectively.
(3)	Mr. Africk resigned effective June 27, 2016. His unvested option awards as of June 27, 2016 were cancelled as of this date.

(4)	Dr. Bayramoglu resigned effective January 9, 2017. His unvested restricted stock awards as of January 9, 2017 were cancelled as of this date.

(5)	Mr. Cha resigned effective March 14, 2016. His unvested option awards as of March 14, 2016 were cancelled as of this date.

(6)	Mr. Yuan resigned effective March 4, 2017. His unvested restricted stock awards as of March 4, 2017 were cancelled as of this date.

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PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

STR’s directors are elected each year by the stockholders at the annual meeting. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the seven directors named below for election as directors this year. Each director’s term will last until the 2018 Annual Meeting or until the earlier of his or her resignation or removal.

Subject in each case to all fiduciary duties of the Board, pursuant to the terms of the Purchase Agreement, the Company has agreed that until the 2017 Annual Meeting, the Board will be comprised of: (i) up to four Zhenfa Directors, at least two of whom will be independent, as defined under applicable NYSE listing standards, and shall be eligible and qualified to serve on the Audit Committee of the Board and Compensation Committee of the Board, as determined in accordance with the rules and regulations of the SEC and applicable NYSE listing standards, (ii) one director who is also the President or Chief Executive Officer of the Company, and (iii) two Continuing Directors.

Following the 2017 Annual Meeting, the agreements between the Company and Zhenfa pursuant to the terms of the Stock Purchase Agreement with respect to vacancies or the nomination, election or appointment of directors will terminate without any further action on the part of either party.

Information about the Nominees for Election to the Board

The following information is furnished with respect to each nominee for election as a director. All of the nominees currently are serving as directors. If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the annual meeting. Each nominee has consented to serving as director if elected. The ages of the nominees are as of October 9, 2017.

The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company for the next 12 months.

Robert S. Yorgensen, 54, has been our Chairman since December 2014 and our President and Chief Executive Officer and a director of our board since January 2012. Prior to becoming our CEO, Mr. Yorgensen was the Vice President of STR and President of our Solar division since 2007 and has been employed with us for over 30 years. Mr. Yorgensen has held a variety of positions with us, including Extruded Products Manager and Senior Technical Specialist of Materials RD&E and Specialty Manufacturing, Technical Specialist of Materials RD&E and Specialty Manufacturing and Project Leader of Development Engineering and Specialty Manufacturing. He holds a Bachelor of Technology, Mechanical Engineering degree from the University of Connecticut and an A.S. from Hartford State Technical College.

Mr. Yorgensen was selected to serve on our Board in light of his substantial experience as President of STR Solar and his 30 plus year tenure with STR where he has made significant contributions to our research and development, process engineering, business development efforts and led our growth in the solar market.

John A. Janitz, 74, has served on our Board since June 2007. Mr. Janitz is Chairman and Co-Founding Partner at Evergreen Capital Partners LLC, an investment firm that provides advisory services to and co-invests with private equity firms under exclusive contractual arrangements, and is affiliated with The Gores Group where Mr. Janitz is responsible for sourcing investment opportunities, and providing strategic, operational and financial guidance to the firm with respect to portfolio company investments in the industrial sector. Evergreen had provided these services to DLJ Merchant Banking Partners from March 2007 to April 2010 and TowerBrook Capital Partners L.P. from May 2010 to September 2011. From October 2003 to March 2007, he served as Co-Managing Principal for Questor Management Company, a turnaround capital investment firm based in Michigan. Mr. Janitz engaged in various advisory and consulting arrangements with several private equity firms from October 2001 until February 2003. Prior to joining Questor, from 1999 to 2001 Mr. Janitz was President and Chief Operating Officer of Textron, a NYSE-listed multi-industry company. Before Textron, Mr. Janitz was an Executive Vice President with TRW, a multinational company providing advanced technology products and services. In addition, he served as President of Wickes Manufacturing Company (“Wickes”), and held a number of key executive positions with Wickes’ predecessor company, Gulf & Western Industries, Inc. Mr. Janitz serves as a director of LLL Holdings, TurbineAero, Inc., Coolbot Inc., Davalor LLC, US Farathane, TACO Inc. and Sparton Inc. Mr. Janitz holds a B.S. from Villanova University, an M.B.A. from Eastern Michigan University and completed the Harvard Advanced Management Program.

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Mr. Janitz was selected to serve on our Board in light of his extensive experience serving as a director for both public and private companies, prior senior executive experience at large multinational organizations and his significant operational and strategic business expertise.

HuiYing (Julia) Ju, 50, has served on our Board since March 2016. Ms. Ju is the General Manager of the International Department of Zhenfa since February 2014, where she is responsible for the development of the international market for Zhenfa, and its affiliates, primarily focused on project development and engineering, procurement and construction services for utility-scale solar farms. In addition, since September 2015, Ms. Ju has served as the Chief Executive Officer and Director of Zhenfa New Energy Pakistan (Pvt) Ltd., an affiliate of Zhenfa, where she is responsible for the development of a 100 megawatt solar project in Pakistan. From May 2004 through December 2013, Ms. Ju served as the Chairman and General Manager of Zhangjiagang SEG PV Co., Ltd., a company engaged in the manufacturing and sale of solar modules. Ms. Ju also served as Sales Manager of WuXi Suntech Power Co., Ltd. from October 2002 through March 2004, and as the Customer Service Manager of German Barmag Machinery Co., Ltd. from April 2000 through October 2002.

Ms. Ju was selected as a member of the Board pursuant to the terms of the Purchase Agreement with Zhenfa U.S. Ms. Ju’s association with the Company’s largest stockholder, along with her extensive interntional business and management experience in the solar manufacturing field, brings valuable perspectives to the Board.

Andrew M. Leitch, 74, has served on our Board since our initial public offering in November 2009. Mr. Leitch was a senior partner with Deloitte & Touche LLP for over 27 years until retirement in 2000. Mr. Leitch has served as a director, chairman of the board, chairman of the nominating and governance committee, and member of the audit committee and compensation committees of Blackbaud Inc., and as a director and chairman of the audit committee of Taxas Cardium Pharmaceuticals Inc. since February 2004 and August 2007, respectively. Mr. Leitch served as director and chairman of the audit committee of Aldila, Inc. from May 2004 through February 2010 and a director of L&L Energy Inc. from February 2011 through August 2011. Mr. Leitch also serves as a director of various private companies. He is a Certified Public Accountant in the state of New York, and a Chartered Accountant in Ontario, Canada.

Mr. Leitch was selected to serve on our Board in light of his extensive experience as a director of various public and private companies, serving as the chairman of certain boards and audit committees and as a member of certain compensation committees and governance committees, and his extensive understanding of U.S. and international financial accounting principles, systems of internal control and corporate governance principles.

Xin (Cindy) Lin, 45, became one of our directors effective upon the closing of the Zhenfa Transaction on December 15, 2014. Ms. Lin is currently President of Zhen Fa New Energy (U.S.) Co., Ltd., having served in this capacity since April 2013, and is responsible for leading Zhenfa's activities in the U.S., including investment and acquisitions. Ms. Lin has also worked at Medtronic IT since August 2001, where she currently serves as senior principal IT developer, with a primary focus in business intelligence, data management and data analytics. In 2006, Ms. Lin founded L&B International LLC, a consulting firm focusing on providing consulting services in the area of renewable energy development, and is currently its President. Ms. Lin previously worked at the Bank of China in Beijing, China, where she was responsible for international trade settlement and financial instruments for export and import companies.

Ms. Lin was selected as a member of the Board pursuant to the terms of the Purchase Agreement with Zhenfa U.S. Her association with the Company’s largest stockholder and her extensive experience in the solar industry, knowledge of China, prior general management experience and her significant international business expertise brings valuable perspectives to the Board.

Ping (Daniel) Yu, 54, has served on our Board since May 2017. Dr. Yu currently serves as Chief Executive Officer of UDA Education Consulting Group, based in New York and Shanghai, and as Business Representative and Advisor to China Capital Investment Group. Dr. Yu specializes in Sino-US business, education and NGO cooperation, and was previously China Country Director for the American Bar Association Rule of Law Initiative and a Senior Fellow at New York University School of Law. Dr. Yu graduated from East China University of Political Science and Law in 1984 (B.A., Law) and Fudan University (graduate diploma) in 1987, and received his Ph.D. at the University of Washington (Seattle) School of Law. Dr. Yu has taught at Fudan University and New York University, and has also been a director for a number of private companies during his career.

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Dr. Yu was selected as a member of the Board pursuant to the terms of the Purchase Agreement with Zhenfa U.S. Dr. Yu’s extensive experience in American and Chinese partner relationships, as well his legal background, brings valuable perspectives to the Board.

Lenian (Charles) Zha, 55 has served on our Board since March 2017. Mr. Zha has served in various positions with Cisco Systems, Inc. (“Cisco”), an information technology products and services provider, since 2001, most recently as a Program Manager, where he manages Cisco Services Compliance. Prior to that, Mr. Zha served as a Business Operations Manager, where he managed business intelligence programs and focused on long-term planning, sales opportunities, revenue/cost and risk analysis and product lifecycle management. Since September 2002, Mr. Zha has also served as the owner and Chief Executive Officer of BiLink, Inc., a provider of business consulting services. Mr. Zha received his Master of Science in Electrical Engineering from the Rose-Hulman Institute of Technology in 1993.

Mr. Zha was selected as a member of the Board pursuant to the terms of the Purchase Agreement with Zhenfa U.S. Mr. Zha’s extensive engineering and project management experience brings valuable perspectives to the Board.

Recommendation

Our Board recommends a vote “FOR” the seven nominees for the Board of Directors.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation earned by or paid to our named executive officers for the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Option Awards $(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert S. Yorgensen	2016	$475,000	$—	$—	$36,002	$511,002
Chairman, President and CEO	2015	$493,269	$650,100	$—	$37,550	$1,180,919

Thomas D. Vitro (4)	2016	$215,000	$—	$44,163	$4,431	$263,594
Vice President, Chief Financial
Officer and Chief Accounting Officer

_______________

(1)	The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 as of the grant date. The grant date fair value of the stock option awards granted to Mr. Yorgensen in 2015 was $0.99 per share. The assumptions used to calculate the amount recognized for this option award is set forth in Note 18 to our audited financial statements. For purposes of the table above, the effects of estimated forfeitures are excluded.

(2)	Represents cash payments under the Company’s Management Incentive Plan (“MIP”). Bonuses paid under the 2016 MIP were based on a combination of corporate financial and non-financial goals.

(3)	The amounts reported in this column represent 401(k) and profit sharing contributions to eligible employees, our Section 125 cafeteria plan, term life insurance, disability insurance, long-term care insurance and other personal benefits. The amounts included in that column are included in the table below.

Name	Year	401(k) Match(a)	Section 125 Plan(b)	Term Life Insurance(c)	Disability Insurance(c)	Long-Term Care Insurance(c)
Robert S. Yorgensen	2016	$6,625	$27,607	$795	$468	$507
	2015	$6,250	$29,519	$930	$522	$329

Thomas D. Vitro (5)	2016	$620	$2,058	$778	$468	$507

_______________

(a)	Reflects amounts of contributions paid to such executive under 401(k) matching plan for eligible employees.

(b)	We maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits. This amount represents payments made by us on the employee’s behalf towards a Section 125 cafeteria benefits plan.

(c)	Represents premiums paid by us for applicable insurance policies.

(4)	Mr. Vitro became Chief Financial Officer of the Company on January 1, 2016.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 31, 2016.

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Robert S. Yorgensen	218,889	437,778	1.52	2/6/2025
Thomas D. Vitro	—	—	—	—

_______________

(1)	The options vest one-third on each of the anniversaries of the date of grant, which was February 5, 2015.

Pension Benefits

In the year ended December 31, 2016, our named executive officers received no pension benefits and had no accumulated pension benefits.

Nonqualified Deferred Compensation

The Company had no deferred compensation arrangements with our named executive officers as of December 31, 2016.

Employment Agreements

We entered into an employment agreement with Mr. Yorgensen, effective January 1, 2012, in connection with his appointment as the Company’s President and Chief Executive Officer. Pursuant to the agreement, his annual base salary is $475,000 subject to annual discretionary increases, and he is eligible to participate in the Company’s (i) management incentive plan with an annual performance bonus target of at least 80% of his annual base salary and (ii) long-term incentive plan awards, in each case based upon performance goals set by our Board for a particular fiscal year.

We entered into an employment offer letter (the “Offer Letter”) with Mr. Vitro, dated December 1, 2015. The Offer Letter provides for an initial base salary for Mr. Vitro of $215,000. Under the terms of the Offer Letter, Mr. Vitro is eligible to receive an annual performance bonus pursuant to the Company’s management incentive plan, with a target bonus amount of at least 45% of his annual base salary, and he is generally entitled to participate in benefit plans and programs, if any, on the same terms as other similarly situated employees. Under the Offer Letter, Mr. Vitro is entitled to receive certain benefits upon termination of employment. If Mr. Vitro was terminated without “Cause” or he terminated his employment for “Good Reason” (as such terms are defined in the Offer Letter) prior to July 1, 2016, Mr. Vitro would receive six months of base salary and benefits (minus the value of salary and benefits actually received between January 1, 2016 and June 30, 2016), plus a pro rata portion of any bonus earned under the Company’s management incentive plan. If Mr. Vitro is terminated without “Cause” or if he terminates his employment for “Good Reason” on or after July 1, 2016, Mr. Vitro will be entitled to standard Company severance of one week of salary per year of service.

Severance Agreements

We entered into a severance agreement with Mr. Yorgensen, effective October 1, 2012 (the “Severance Agreements”). The settlement Agreement sets forth certain payments and benefits for Mr. Yorgensen in the event of the termination of his employment under various circumstances. The Severance Agreement will remain in effect until October 1, 2018 and will automatically renew for successive one year periods unless the Company or the executive provides notice of termination at least 90 days prior to October 1st of the preceding year. Notwithstanding the foregoing, the term of the Severance Agreement may not expire before a date that is 18 months after a Change of Control (as defined in the Severance Agreement) that occurs during the term of the Severance Agreement. To the extent applicable, the Severance Agreement supersedes and replaces the severance provisions set forth in Mr. Yorgensen’s employment agreement with the Company.

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The Severance Agreement provides, among other things, that, if Mr. Yorgensen is terminated by the Company for any reason, he is entitled to his full base salary through the date of termination at the rate in effect immediately prior to such termination date, as well as all compensation and benefits due to the executive under the terms of the Company’s benefit plans, programs and arrangements in effect immediately prior to the termination date.

If Mr. Yorgensen is terminated by the Company without “cause” (as such term is defined in the Severance Agreement) or if he terminates his employment with “good reason” (as such term is defined in the Severance Agreement), other than during a “change in control severance period” (as such term is defined in the Severance Agreement), he is entitled to receive the payments described above plus (i) the sum of 2.0 times his base salary; (ii) a pro rata portion of any bonus payment he would have been eligible to receive for the performance year during which the termination date occurs; (iii) up to 24 months of payments in the amount required for continuation of COBRA plans and other benefits; (iv) prepayment of all life insurance premiums for 24 months plus the transfer of ownership of all rights of ownership of such arrangements; (v) payments for reasonable outplacement services for up to 24 months; and (vi) the reimbursement of reasonable legal fees and expenses incurred by the executive in disputing in good faith issues relating to the termination of employment or obtaining or enforcing any benefit provided under the Severance Agreement.

If Mr. Yorgensen is terminated by the Company without cause or if he terminates his employment with good reason during a change in control severance period, he is entitled to (i) the sum of 2.0 times his base salary; (ii) his target bonus for the performance year during which the termination date occurs; and (iii) the continued COBRA benefits, life insurance benefits, and outplacement services for up to 24 months and legal fees described above. The change of control severance period is the period commencing 90 days prior to a change in control (as such term is defined in the Severance Agreement) and ending one year following a change in control.

Retention Bonus Agreement

On March 17, 2017, the Company entered into a Retention Bonus Agreement (the “Retention Bonus Agreement”) with Mr. Vitro, in recognition of the importance of his continued service to the Company as the Company undertakes a review of its strategic direction. Under the terms of the Retention Bonus Agreement, if Mr. Vitro remains continuously employed by the Company through the periods (each, a “Retention Period” and collectively, the “Retention Periods”) commencing on March 17, 2017 and ending on each of December 31, 2017, June 30, 2018 and December 31, 2018 (each, an “Outside Date” and collectively, the “Outside Dates”), the Company will pay to Mr. Vitro an amount equal to $100,000, for the Retention Period ending on December 31, 2017, $50,000 for the Retention Period ending on June 30, 2018, and $50,000 for the Retention Period ending on December 31, 2018 (each, a “Retention Bonus” and collectively, the “Retention Bonuses”).

Mr. Vitro will earn the Retention Bonus for a Retention Period only if he is actively employed by the Company throughout such Retention Period, including on the Outside Date for such Retention Period; provided, however, that if Mr. Vitro’s employment with the Company is terminated by the Company without Cause (as such term is defined in the Retention Bonus Agreement), or by Mr. Vitro for Good Reason (as such term is defined in the Retention Bonus Agreement), then Mr. Vitro will be entitled to receive the applicable Retention Bonus for the applicable Retention Period. If Mr. Vitro’s employment is terminated by the Company with Cause or by Mr. Vitro without Good Reason, Mr. Vitro will not receive a Retention Bonus for the Retention Period during which his employment was terminated, or for any subsequent Retention Period. The Retention Bonus will be paid in one lump sum cash payment within five (5) business days following the completion of the applicable Retention Period.

Non-Competition and Non-Solicitation

Mr. Yorgensen entered into non-competition and non-solicitation agreements with us. Pursuant to such agreements, Mr. Yorgensen agreed not to compete with us for twenty-four (24) months following his date of termination. In addition, Mr. Yorgensen may not solicit any of our employees during the term of his non-competition period. We have the option to extend Mr. Yorgensen’s non-competition and non-solicitation period for an additional year. If we extend the non-competition and non-solicitation period for Mr. Yorgensen, we must provide six months’ notice to him, pay him his annual base salary, payable over 12 months, and extend his participation in our health, life insurance, and retirement plans through the extended period.

Annual Incentive Awards

The Company’s Management Incentive Plan provides our named executive officers, as well as other key managers, with performance based cash bonuses based on the achievement of a combination of financial and non-financial corporate goals that are established each year by the Board. Target payout levels are expressed as a percentage of base salary and are established for each participant. The target payout levels for Mr. Yorgensen and Mr. Vitro were 80% and 45% of base salary, respectively.

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The financial goals under the 2016 MIP for our named executive officers were primarily focused on the achievement of sales, EBITDA and cash balance targets, as well as multiple non-financial goals. No payout was made for a financial target if the Company achieved an actual result equal to less than 80% of such financial target. Non-financial corporate goals included targets related to the expansion and development of the business.

Indemnification of Officers and Directors

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law (“DGCL”). We have established directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.

In addition, our certificate of incorporation provides our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability relating to any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

In addition, prior to the completion of our initial public offering, we entered into indemnification agreements with each of our executive officers and directors. We also entered into indemnification agreements with each of our officers and directors that joined the Company after the initial public offering. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

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PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

At our 2011 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding, advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every third year. We have adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement under the section titled “Executive Compensation,” including the compensation tables and narrative discussion.

Our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation and alignment with the long-term interests of the Company’s stockholders.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal gives our stockholders the opportunity to express their view on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall approach to the compensation of our named executive officers, as described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this proxy statement under “Executive Compensation” pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

This vote is advisory and, therefore, not binding on STR, the Compensation Committee of the Board, or the Board. Our Board, STR and the Compensation Committee value the opinions of STR stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the shares of STR common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal. Abstentions and broker “non-votes” will not have any effect on this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.

Recommendation

Our Board recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of STR’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

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PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE THE FREQUENCY OF AN ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended, and the related rules of the SEC, enables our stockholders to indicate how frequently we should seek a non-binding, advisory vote regarding the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, and as described in Proposal No. 2 above. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every year, every two years, or every three years. You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years or every three years or you may abstain from voting when you vote in response to this proposal.

After careful consideration of the frequency alternatives, the Board believes that conducting a non-binding, advisory vote once every three years is appropriate for STR and its stockholders at this time.

Your vote on this proposal is advisory and will not be binding upon the Company, the Compensation Committee or our Board. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting the advisory vote regarding the compensation of the Company’s named executive officers.

Vote Required

The affirmative vote of a majority of the shares of STR common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for approval of this proposal. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented as the Annual Meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal regarding the frequency of holding an advisory vote on executive compensation.

Recommendation

Our Board recommends a vote ”FOR” the option of a holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every ”THREE” years.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based upon the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage of beneficial ownership is based upon 19,086,556 shares of common stock outstanding as of October 9, 2017. Shares of common stock subject to options currently exercisable or exercisable within 60 days of October 9, 2017 are deemed to be outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address for each holder listed below is STR Holdings, Inc., 10 Water Street, Enfield, CT 06082.

Name of beneficial owner	Amount and nature of ownership	Percentage of class
Zhen Fa New Energy (U.S.) Co., Ltd. (1)(2)	9,210,710	48.3%
Zha Zhengfa (1)	9,210,710	48.3%
Downriver Capital Management, LLC (3)	1,728,462	9.1%
T. Rowe Price Associates, Inc. (4)	1,313,707	6.9%
Robert S. Yorgensen	597,595	3.1%
John A. Janitz	595,648	3.1%
Andrew M. Leitch	532,331	2.8%
Ping (Daniel) Yu	103,119	*
Lenian (Charles) Zha	134,065	*
HuiYing (Julia) Ju	—	—
Xi (Cindy) Lin	—	—
Thomas Vitro	—	—
All directors and executive officers as a group	1,962,758	10.3%

_______________

*	Less than one percent of the outstanding shares of our common stock.

(1)	Information in the table and this footnote is based solely upon information contained in a filing of Schedule 13G filed with the SEC by Zhen Fa New Energy (U.S.) Co., Ltd. on December 18, 2014. Zha Zhengfa, due to his 98% indirect ownership of Zhen Fa New Energy (U.S.) Co., Ltd., may be deemed to possess sole voting power and sole dispositive power over 9,210,710 shares of common stock beneficially owned by Zhen Fa New Energy (U.S.) Co., Ltd. The 9,210,710 shares of common stock over which Zhen Fa New Energy (U.S.) Co., Ltd. and Mr. Zhengfa reported that they may be deemed to have share voting rights representing approximately 50.9% of the shares of common stock outstanding. The principal business address of Zhen Fa New Energy (U.S.) Co., Ltd. is 2422 W. Remington Place, Chandler, Arizona 85286. The principal business address of Mr. Zhengfa is 27th Floor, No. 4 Gemini Building, No. 12 North Qingfeng Road, Yubei Disrict, Chongqing City, China.

(2)	Zhen Fa New Energy (U.S.) Co., Ltd. has advised the Company that it has pledged these shares as collateral in support of borrowings obtained by the Zhenfa Group from The Export-Import Bank of China, which are outstanding from time to time.

(3)	Information in the table and this footnote is based solely upon information contained in a filing of Schedule 13G filed with the SEC by Downriver Capital Management, LLC on February 2, 2016. As of December 31, 2016, Downriver Capital Management, LLC had sole dispositive power over 1,728,462 shares and sole voting power over 1,728,462 shares. The principal business address of Downriver Capital Management, LLC is 1310 N. Maple Street, Spokane, Washington 99201.

(4)	Information in the table and this footnote is based solely upon information contained in a joint filing of Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. and T. Rowe Price Science & Technology Fund, Inc. on February 9, 2016. As of December 31, 2016, T. Rowe Price had sole dispositive power over 1,313,707 shares and sole voting power over 236,075 shares. The principal business address of T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202.

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EQUITY COMPENSATION PLAN

The following table summarizes common stock that may be issued under our existing equity compensation plan as of December 31, 2016:

	Common shares to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by STR stockholders (2)	—	—	1,231,005
Equity compensation plans not approved by STR stockholders	N/A	N/A	N/A
Totals	—	—	1,231,005

_______________

(1)	Includes shares issuable pursuant to the exercise of stock options.

(2)	STR Holdings, Inc. 2009 Equity Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. To our knowledge, based solely on our review of the copies of such filings received by us and the written representations of our officers and directors, with respect to the fiscal year ended December 31, 2016, all applicable Section 16(a) filing requirements were timely met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between us and our directors, executive officers and holders of more than 5% of our voting securities since January 1, 2016. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.

Zhenfa Transaction. In addition to the agreements between the Company and Zhenfa U.S. set forth in the Stock Purchase Agreement relating to the election of members of the Board and their appointment to Board committees, which are set forth elsewhere in this proxy statement, the Stock Purchase Agreement provides that through the date of the 2017 Annual Meeting, unless otherwise consented to by Zhenfa U.S. and the Special Committee of Continuing Directors, the Company will: (i) continue to file all required reports with the SEC; (ii) continue to carry on its business as a manufacturer of solar panel encapsulant products in the ordinary course consistent with past practice; and (iii) use commercially reasonable efforts to preserve substantially intact its present business organization, and to continue the employment and services of our current executive officers and key technical personnel.

Following the 2017 Annual Meeting, certain agreements between the Company and Zhenfa pursuant to the terms of the Stock Purchase Agreement, including those described in the paragraph above and with respect to vacancies or the nomination, election or appointment of directors, will terminate without any further action on the part of either party.

The Company previously entered into a guarantee agreement with Zhenfa pursuant to which Zhenfa agreed to guarantee all obligations of Zhenfa U.S. under the Stock Purchase Agreement, including but not limited to, the payment of the purchase price and the performance of all covenants and agreements of Zhenfa U.S in the Stock Purchase Agreement.

In connection with the closing of the Transaction, the Company entered into a registration rights agreement with Zhenfa U.S. that, among other things, requires the Company to register the Purchased Shares, at the Company’s expense, upon the request of Zhenfa U.S. or certain transferees of Zhenfa U.S.

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Sales Service Agreement. In connection with the execution of the Stock Purchase Agreement, Specialized Technology Resources, Inc., our operating subsidiary, entered into a sales service agreement (the “Sales Service Agreement”) with Zhenfa, whereby Zhenfa has agreed, among other things, to assist us in a number of endeavors, including, without limitation, marketing and selling our products in China, acquiring local raw materials, hiring and training personnel in China, and complying with Chinese law. The Sales Service Agreement also provided us a two-year option to lease a Zhenfa-owned manufacturing facility rent free for a period of five years, which expired on December 15, 2016. The Sales Service Agreement became effective on the Closing Date, has an initial term of two years following the Closing Date and is automatically extended for one year periods, unless terminated earlier by either party. The Sales Service Agreement may also be terminated by either party at such time as Zhenfa and its affiliates own less than 10% of our outstanding Common Stock. No significant services are being performed under the Sales Service Agreement following the termination of our China operations.

Module-for-Encapsulant Swap Transaction. During the second quarter of 2015, the Company entered into a module-for-encapsulant swap transaction with Zhenfa and Zhejiang ReneSola Jiangsu Co., Ltd. (“ReneSola”) to settle outstanding accounts receivable due from ReneSola. As part of this three-party transaction, the Company agreed to accept solar modules as settlement of approximately $7.5 million of outstanding receivables from ReneSola, and Zhenfa agreed to purchase these modules from the Company for approximately $7.5 million. During the third quarter of 2016, the Company increased the amount due by approximately $1.2 million to reflect an inadvertent overpayment of modules made to Zhenfa by ReneSola. In October 2016, the Company received bank acceptance notes from Zhenfa for approximately $3.2 million in full payment of the balance due under these arrangements.

Debt Settlement Agreement. During the second quarter of 2016, the Company entered into a debt settlement agreement with Zhenfa, a company that is a supplier to Zhenfa and a customer of the Company, and that company’s parent company to settle outstanding accounts receivable due from this customer. As part of this four-party transaction, Zhenfa agreed to pay the Company approximately RMB 10.0 million (approximately $1.5 million as of June 30, 2016) as settlement of a similar amount of outstanding receivables due from the Company’s customer, and the customer’s parent company (Zhenfa’s supplier) agreed to cancel a similar amount of outstanding receivables due from Zhenfa. Final execution was concluded in early July, resulting in application of a previously recorded deposit against the outstanding accounts receivable from this customer. There was a residual receivable due to STR from Zhenfa related to this Debt Settlement Agreement, equal to the difference in the offsetting receivables of approximately RMB 80,000. The Company received payment for the outstanding balance in October 2016.

Employment of Zhenfa Personnel. On July 27, 2015, the Company announced the appointment of Mr. Kong Weijie as Vice President, Business Development and General Manager, China, effective August 1, 2015. At the time, Mr. Kong was an officer of Zhenfa. The services of Mr. Kong were provided by Zhenfa, at no charge to the Company, pursuant to the terms of the Zhenfa Sales Service Agreement.

Mr. Kong attempted to divide his time evenly between his duties with Zhenfa and STR. As a result, the value of Mr. Kong’s services provided was reflected in the Company’s consolidated financial statements. This shared services arrangement was recorded as a non-cash expense in selling, general and administrative expenses and an increase to additional paid-in capital of $56,000 for year ended December 31, 2016. Effective June 29, 2016, Mr. Kong ceased to be employed by the Company.

Huhui Contract. The Company’s Chinese subsidiary, Specialized Technology Resources Solar (Suzhou) Co. Ltd. (“STR China”) entered into a supply agreement (the “Huhui Supply Agreement”) dated as of December 31, 2014 with Zhangjiagang Huhui Segpv Co. Ltd ("Huhui"), a solar module manufacturer and an affiliate of Zhenfa. Pursuant to the Huhui Supply Agreement, STR China agreed to supply Huhui with the Company's encapsulant products and Huhui agreed (i) to purchase not less than 535 MW worth of encapsulants (the “Minimum Amount”) during each contract year, (ii) to pay the Company a deposit equal to 10% of the Minimum Amount, and (iii) not to purchase encapsulant products from other encapsulant manufacturers. The initial term of the Huhui Supply Agreement was for one year; however, such initial term was extended for an additional six months due to failure by Huhui to purchase the Minimum Amount at the end of the first year anniversary of the effective date of the Huhui Supply Agreement. The Huhui Supply Agreement further provides that Huhui’s obligations are contingent (unless otherwise provided in the agreement) upon (i) the delivery by STR China of an initial shipment of products in accordance with the specifications and (ii) the qualification of the products by Huhui during a sample production run of not less than 30 days. As of December 31, 2016, Huhui had not commenced the sample production run. The Huhui Supply Agreement shall automatically renew for additional one year terms if either party fails to notify the other party at least 90 days prior to the end of the then current term that it is electing to terminate the agreement. The Company believes that the terms and conditions set forth in the Huhui Agreement at that time were fair and reasonable to the Company. The Company received $1,148 as a deposit from Huhui during the year ended December 31, 2015, which is included in accrued liabilities on the Consolidated Balance Sheets. During the year ended December 31, 2016 the Company did not record any sales to this customer.

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Indemnification Agreements. We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies for Approval of Related Person Transactions

On November 6, 2009, our Board adopted a written related person transactions policy which is administered by our Audit Committee. Our Audit Committee reviews and approves, or ratifies, all relationships and related person transactions between us and (i) our directors, director nominees, executive officers or their immediate family members, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of any person specified in (i) and (ii) above. Our Corporate Secretary is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based upon the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

•	our relationship with the related person;

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction to the related person and to us, including, without limitation, the amount and type of transaction;

•	whether the transaction was in the ordinary course of our business and was proposed and considered in the ordinary course of our business; and

•	the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

In addition, upon the closing of the Zhenfa Transaction, our Board of Directors formed a Special Committee of Continuing Directors which consists of Messrs. Janitz and Leitch. The Special Committee of Continuing Directors has responsibility for, among other things:

•	enforcing all matters under the Purchase Agreement, the Zhenfa Transactions and the related transaction agreements, including without limitation the power and authority to appoint any and all representatives of the Company to serve on the Coordination Committee (as defined and set forth in Sales Service Agreement) and to take all other actions required or permitted under the terms of the Purchase Agreement and the related transaction agreements with respect to the interests and rights of the Company;

•	reviewing and evaluating compliance by Zhenfa Related Parties with the terms and conditions to the Purchase Agreement and the related transaction agreements;

•	subject to certain conditions, review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), the enforcement or waiver of any of the terms and conditions of the Purchase Agreement or any related transaction agreements;

•	review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), any proposed waivers to the standstill provision applicable to Zhenfa Related Parties as set forth in the Purchase Agreement;

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•	until the 2017 Annual Meeting, review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), any other proposed transaction(s), arrangement(s) or contract(s), and any amendment, modification or waiver, between the Company or any of its subsidiaries and any Zhenfa Related Party, including the Purchase Agreement and the related transaction agreements; and

•	to authorize, by and on behalf of the Company, the taking of any action or the execution and delivery of any documents in connection with any of the foregoing.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed UHY LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017. Since March 21, 2013, UHY LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services” below.

Representatives of UHY LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

Ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote in the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of UHY LLP.

Appointment of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Committee has recommended that the Board submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain UHY LLP and may retain that firm, or another, without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Recommendation

Our Board recommends a vote “FOR” the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2017.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees billed to us to date for the audit and other services provided by UHY LLP during the fiscal year ended December 31, 2016:

2016
Audit Fees(1)	$224,000
Audit-Related Fees(2)	13,000
Tax Fees	—
All Other Fees(3)	—
Total	$237,000

_______________

(1)	Represents the aggregate fees billed for the audit of the Company’s financial statements in connection with the statutory and regulatory filings or engagements for the 2016 fiscal year.

(2)	2016 fees represent the aggregate fees billed for an employee benefit plan audit.

(3)	Represents the aggregate fees billed for all products and services provided that are not included under “audit fees”, “audit-related fees or “tax fees”.

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The following table sets forth the aggregate fees billed to us for the audit and other services provided by UHY LLP during the fiscal year ended December 31, 2015:

2015
Audit Fees(1)	$205,000
Audit-Related Fees(2)	10,500
Tax Fees	22,600
All Other Fees(3)	10,866
Total	$248,966

_______________

(1)	Represents the aggregate fees billed for the audit of the Company’s financial statements in connection with the statutory and regulatory filings or engagements for the 2015 fiscal year.

(2)	2015 fees represent the aggregate fees billed for an employee benefit plan audit.

(3)	Represents the aggregate fees billed for all products and services provided that are not included under “audit fees”, “audit-related fees or “tax fees”.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent auditor, subject to de minimis exceptions for non-audit services set forth in the applicable rules of the SEC. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services to be performed by the independent auditor during the fiscal year and the related fees. Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

The services related to Audi-Related Fees, Tax Fees, and All Other Fees presented in the above table were approved by the Audit Committee pursuant to pre-approval provisions set forth in the applicable rules of the SEC without resort to a waiver of such pre-approval provisions.

Audit Committee Report

Pursuant to authority delegated by the Board, the Audit Committee is responsible for assisting the Board in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent registered public accounting firm, and our internal financial and accounting controls.

Management is responsible for our Company’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit Committee’s responsibilities are described in a written charter that was revised and approved by the Board on November 6, 2009. A copy of the Audit Committee’s current charter is publicly available on the Company’s website at www.strsolar.com.

The Audit Committee met seven times during fiscal year 2016. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company’s internal audit function and our independent registered public accounting firm, UHY LLP. The Audit Committee discussed with UHY LLP the overall scope and plans for its audits and the Audit Committee regularly met with UHY LLP without the presence of management. UHY LLP has unrestricted access to the Audit Committee.

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The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2016, and discussed them with both management and UHY LLP. The Audit Committee also discussed with management the process used to support certifications by our Chairman, President and CEO and our Vice President and Chief Financial Officer and Chief Accounting Officer, which are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

The Audit Committee also discussed with UHY LLP the matters required to be discussed with Audit Committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance) and the Public Company Accounting Oversight Board rules and regulations, as currently in effect. UHY LLP provided the Audit Committee with written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee discussed with UHY LLP its independence from our Company.

When considering UHY LLP’s independence, the Audit Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q was compatible with UHY LLP maintaining their independence. The Audit Committee also reviewed, among other things, the audit, tax and other services performed by UHY LLP, and approved the amount of all fees paid for such services.

Based upon the review and discussions described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted by the Audit Committee:

Andrew M. Leitch, Chairperson

John A. Janitz

Ping (Daniel) Yu

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

OTHER MATTERS

If any other matters are properly presented to stockholders for a vote at the annual meeting, the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment. The Board knows of no other matters which will be presented to stockholders for consideration at the annual meeting other than the matters referred to in Proposals No. 1, 2, 3 and 4.

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STR Holdings, Inc.

STR HOLDINGS, INC
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 4, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions no later than 11:59 P.M. Eastern Time on December 4, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Robert S. Yorgensen
02 Lenian (Charles) Zha
03 HuiYing (Julia) Ju
04 John A. Janitz
05 Andrew M. Leitch
06 Xin (Cindy) Lin
07 Ping (Daniel) Yu

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 3 YEARS on the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4 To ratify the appointment of UHY LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000346153_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

STR HOLDINGS, INC.
Annual Meeting of Stockholders
December 5, 2017 1:00 PM
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Robert S. Yorgensen and Thomas D. Vitro, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of STR HOLDINGS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 01:00 PM, EST on December 5, 2017, at the STR Holdings, Inc. 10 Water Street Enfield, CT 06082, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED IN ACCORADNCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side

0000346153_2 R1.0.1.17